Exhibit 99.1

Ventas Reports 13 Percent Increase in 2012 Normalized FFO to $3.80 Per Diluted Share

Company Generates Record Cash Flows

Eight Percent Increase in First Quarter Dividend to $0.67 Per Share

Guidance for 2013 Normalized FFO Per Diluted Share Ranges Between $3.99 and $4.07

CHICAGO--(BUSINESS WIRE)--February 15, 2013--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the year ended December 31, 2012 increased 44 percent to $1.1 billion, from $777.0 million for the comparable 2011 period. Normalized FFO per diluted common share was $3.80 for the year ended December 31, 2012, a 13 percent increase from $3.37 for the comparable 2011 period. Weighted average diluted shares outstanding for the full year rose by 28 percent to 294.5 million, compared to 230.8 million in 2011.

The substantial growth in 2012 normalized FFO per diluted common share compared to 2011 is due primarily to the Company's $2.7 billion of investments in 2012 and the full-year benefit of the Company's 2011 acquisitions, including Nationwide Health Properties, Inc. (“NHP”) and the portfolio of senior living communities managed by Atria Senior Living, Inc. (“Atria”). Additionally, the Company benefited from excellent performance by its seniors housing communities managed by Atria and Sunrise Senior Living, LLC (“Sunrise”), rental increases from its triple-net lease portfolio and lower weighted average interest rates. These benefits were partially offset by higher debt balances, an increase in the Sunrise management fee, increases in general and administrative expenses, asset sales and loan repayments in 2011 and 2012 and an increase in weighted average diluted shares outstanding.

“Ventas had another outstanding year of internal and external growth, execution of our long-term strategy and performance, delivering over 22 percent total returns to shareholders and producing record cash flows,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Working collaboratively, our team harnessed the power of our scale and platform to make $2.7 billion in accretive private pay investments, raise capital efficiently and manage our assets to drive strong growth in 2012. For more than a dozen years, Ventas has fulfilled its commitments with consistent superior performance and a strong financial profile, sustaining excellence throughout our Company,” she added.

Normalized FFO for the year ended December 31, 2012 excludes the net expense (totaling $95.7 million, or $0.32 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt and amortization of other intangibles, partially offset by income tax benefit. Normalized FFO for the year ended December 31, 2011 excluded the net benefit (totaling $47.9 million, or $0.21 per diluted share) from net litigation proceeds and income tax benefit, partially offset by merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt, amortization of other intangibles and mark-to-market adjustment for derivatives.

Net income attributable to common stockholders for the year ended December 31, 2012 was $362.8 million, or $1.23 per diluted common share, including discontinued operations of $57.2 million. Net income attributable to common stockholders for the year ended December 31, 2011 was $364.5 million, or $1.58 per diluted common share, including discontinued operations of $1.4 million. This $1.7 million decrease in net income attributable to common stockholders in 2012 over the prior year is primarily the result of the receipt of net litigation proceeds totaling $202.3 million from HCP, Inc. (the “Litigation Proceeds”) in 2011 and higher depreciation in 2012, almost entirely offset by the growth experienced by the Company in 2012 and 2011, as described above. Excluding the Litigation Proceeds from 2011 results, 2012 net income attributable to common stockholders rose by 124 percent, or 76 percent per diluted share. The Company recognized a net gain of $97.6 million during 2012 from real estate activity, which gain is excluded from both normalized FFO and NAREIT FFO (as defined below).

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the year ended December 31, 2012 increased 24 percent to $1.0 billion, from $824.9 million in the comparable 2011 period. This increase is due primarily to the factors described above for net income excluding the net impact of gains from real estate activity and depreciation.

NAREIT FFO per diluted common share for the year ended December 31, 2012 decreased 2.5 percent to $3.48, from $3.57 in 2011, due principally to the receipt of the Litigation Proceeds in 2011 and higher weighted average diluted shares outstanding in 2012. Excluding the Litigation Proceeds from 2011 results, 2012 FFO rose by 65 percent, or 29 percent per diluted share.

FOURTH QUARTER 2012

Fourth quarter 2012 normalized FFO increased 13 percent to $293.6 million, from $259.3 million for the comparable 2011 period. Normalized FFO per diluted common share was $0.99 for the quarter ended December 31, 2012, an increase of 11 percent from $0.89 for the comparable 2011 period. Weighted average diluted shares outstanding for the fourth quarter rose by two percent to 297.1 million, compared to 290.6 million in 2011.

Net income attributable to common stockholders for the quarter ended December 31, 2012 was $86.3 million, or $0.29 per diluted common share, including expense associated with discontinued operations of $11.7 million, compared with net income attributable to common stockholders for the quarter ended December 31, 2011 of $192.9 million, or $0.66 per diluted common share, including expense associated with discontinued operations of $0.6 million and the Litigation Proceeds of $116.9 million received in the fourth quarter of 2011.

NAREIT FFO for the quarter ended December 31, 2012 was $284.0 million, a decrease from $359.1 million in the comparable 2011 period. NAREIT FFO per diluted common share for the quarter ended December 31, 2012 decreased 23 percent to $0.96, from $1.24 in 2011. This decrease is primarily due to the receipt of $116.9 million in Litigation Proceeds in the fourth quarter of 2011 and higher weighted average diluted shares outstanding in 2012.

FIRST QUARTER DIVIDEND INCREASES EIGHT PERCENT TO $0.67 PER COMMON SHARE

Ventas also said today that its Board of Directors increased the Company's first quarter 2013 dividend by eight percent to $0.67 per share. The dividend is payable in cash on March 28, 2013 to stockholders of record on March 8, 2013.

“Sustained dividend growth is an important part of the consistent superior total returns we aim to provide our investors. We are pleased to increase our first quarter dividend by eight percent, which reflects our strong cash flow growth and our confidence in our business and our opportunities,” Cafaro said.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

Annual Total Portfolio NOI Exceeds $386 Million, Quarterly Same-Store NOI Grows 6.2 Percent and Occupancy Rises 360 Basis Points

At December 31, 2012, the Company's seniors housing operating portfolio included 125 private pay seniors housing communities managed by Atria and 95 private pay seniors housing communities managed by Sunrise. Net Operating Income (“NOI”) for this portfolio totaled $386.6 million after management fees and $455.8 million before management fees, including discontinued operations and recent acquisitions. Excluding results from seniors housing communities acquired in December and, therefore, not in the Company's previous NOI guidance of $383 million to $385 million, NOI for 2012 totaled $386.2 million.

One hundred ninety-four of these private pay seniors housing communities were owned by the Company for the full fourth quarters of 2012 and 2011 (“same-store”). Average unit occupancy in the same-store communities rose 360 basis points to 91.9 percent in the fourth quarter of 2012 compared to the fourth quarter of 2011.

NOI before management fees for these same-store communities increased 6.2 percent to $107.3 million in the fourth quarter of 2012, versus $101.0 million in the fourth quarter of 2011. Same-store NOI after management fees increased by 2.1 percent, from $88.8 million in the fourth quarter of 2011 to $90.6 million in the fourth quarter of 2012. The Sunrise management fee increased in 2012 to its contractual level.

2012 RECAP

Investments and Dispositions

  Ventas closed $2.7 billion in investments during 2012, including Cogdell Spencer, Inc. and 16 private pay seniors housing communities managed by Sunrise. Excluding the Atria transaction described below, the current unlevered cash yield on these investments approximates eight percent. Private pay assets accounted for 97 percent of the investments. Fourth quarter investments totaling $1 billion included seniors housing assets, medical office buildings and secured loans.
  Ventas acquired 100 percent of various private investment funds (the “Funds”) previously managed by Lazard Frères Real Estate Investors LLC or its affiliates. The acquired Funds now own, among other things, (a) a 34 percent interest in Atria and (b) 3.7 million shares of Ventas common stock. The total purchase price for these interests was approximately $242 million. The Atria management team now owns the remaining 66 percent of Atria. Ventas also extinguished its obligation related to the “Earnout,” a contingent performance-based payment, for an additional $44 million, which represented the discounted net present value of the Earnout on the Company's balance sheet.
  During 2012, Ventas sold 43 properties and received final repayment on loans totaling $422 million in aggregate proceeds, including certain fees. The Company recognized a net gain of $81.0 million from these dispositions. In the fourth quarter, Ventas sold assets and received final repayment on loans totaling $120 million in aggregate proceeds and recognized a net gain.

Returns and Dividends

  Ventas delivered total shareholder return (“TSR”) of 22.3 percent in 2012 and 25.1 percent compound annual TSR for the ten-year period ended December 31, 2012. Ventas TSR exceeded the RMS and S&P 500 Index in each of the trailing one-, three-, five- and ten-year periods.
  Ventas paid an annual per share dividend of $2.48 in 2012, an eight percent increase over the prior year.

Liquidity, Capital Raising, Ratings and Balance Sheet

  Ventas maintains investment grade ratings from all three nationally recognized rating agencies, and Moody's improved its outlook to “positive” in December 2012. Ventas's senior unsecured debt is currently rated BBB+ (stable) by Fitch, Baa2 (positive) by Moody's and BBB (stable) by Standard & Poor's.
  Ventas issued and sold $2.6 billion aggregate principal amount of senior notes and term loan at a weighted average stated interest rate of 3.2 percent and a weighted average maturity at the time of issuance of 7.7 years and redeemed or repaid $780.4 million aggregate principal amount of its outstanding unsecured debt and $344.2 million of mortgage debt. The $2.6 billion includes the previously announced $700 million aggregate principal amount of 2.00 percent senior notes due 2018 and the $225 million aggregate principal amount of 3.25 percent senior notes due 2022 the Company issued in December 2012.
  Ventas sold approximately 6 million shares of its common stock in an underwritten public offering and received proceeds of $342.5 million and ended the year with 291.9 million shares outstanding.
  The Company's debt to total capitalization at December 31, 2012 was approximately 31 percent.
  The Company's net debt to Adjusted Pro Forma EBITDA (as defined herein) at December 31, 2012 was 5.4x.
  At December 31, 2012, the Company had $541 million of borrowings outstanding under its unsecured revolving credit facility and $68 million of cash and cash equivalents.

Cash Flow Growth

  Cash flows from operations totaled $992.8 million in 2012, an increase of 74 percent over the prior year, excluding the $202.3 million of Litigation Proceeds received in 2011. The Company generated approximately $195 million in cash flows from operations in 2012 after recurring capital expenditures and dividends. Weighted average diluted shares outstanding rose 28 percent year over year.
  “Same-store” cash NOI growth for the Company's total portfolio (525 assets) was 4.4 percent in 2012 compared to 2011, excluding the Sunrise management fee in both periods.

PORTFOLIO, UPDATE ON RE-LEASING & ADDITIONAL INFORMATION

  Ventas has now entered into lease renewals, new leases or sale contracts for all 89 licensed healthcare facilities currently leased by Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) whose lease term was up for renewal May 1, 2013. The Company expects 2013 cash revenue and NOI from these 89 assets to be $125 million, compared to 2012 rent for all 89 facilities of $125 million, consistent with Ventas's expectations. Of the 54 properties marketed by Ventas, 49 properties have been leased to seven qualified skilled nursing facility operators, and five assets are under contract for sale. Kindred has renewed or entered into a new lease for 35 properties. While definitive agreements have been executed for all 54 marketed properties and Ventas expects all transactions to be completed, and for operating transitions to occur, during the first half of 2013, these transactions and operating transitions remain subject to normal closing conditions, including regulatory approval. Accordingly, there can be no assurance that the transactions will be completed, that the expected operating transitions will occur or that projected revenue and/or NOI will be achieved by the Company. More information on these 2013 renewal assets is contained at www.ventasreit.com/investor-relations.
  The 196 skilled nursing facilities (“SNFs”) and long-term acute care hospitals (“LTACs”) master leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 1.9x for the trailing 12-month period ended September 30, 2012 (the latest date available).
  Supplemental information regarding the Company can be found on the Company's website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS ISSUES 2013 NORMALIZED FFO PER DILUTED SHARE GUIDANCE OF $3.99 TO $4.07

Ventas currently expects its 2013 normalized FFO per diluted share, excluding the impact of unannounced acquisitions, divestitures and capital transactions, to range between $3.99 and $4.07. The Company now expects 2013 NOI for its total Atria- and Sunrise-managed seniors housing operating portfolio to be between $430 million and $440 million, representing approximately five to eight percent same-store NOI growth.

The Company's guidance assumes first quarter investments approximating $100 million and dispositions and loan repayments approximating $300 million during the year. In addition, the guidance assumes $400 million of debt issuance.

Excluding non-cash items from normalized FFO (projected to be $0.12 per diluted share), computed consistent with prior periods, the midpoint of the Company's guidance range constitutes approximately nine percent per share growth in 2013. A reconciliation of the Company's guidance, and the non-cash items, to the Company's projected GAAP earnings is attached to this press release at page 12.

The Company's normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company's tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company's normalized FFO guidance excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company's debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company's income statement, and (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions.

The Company's guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 597-5380. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company's website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 18439203, beginning at approximately 12:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,400 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's or its tenants', operators', managers' or borrowers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company's expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company's actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company's tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company's tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company's success in implementing its business strategy and the Company's ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company's borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company's operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company's properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company's revenues, earnings and funding sources; (j) the Company's ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company's ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company's taxable net income for the year ended December 31, 2012 and the year ending December 31, 2013; (m) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases, the Company's ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company's senior living operating portfolio, such as factors that can cause volatility in the Company's operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian currency exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company's leases, including the rent escalators for two of the Company's master lease agreements with Kindred, and the Company's earnings; (q) the Company's ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company's tenants, operators, borrowers and managers, and the ability of the Company's tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company's MOB portfolio and operations, including the Company's ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company's MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company's ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company's investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners' financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company's investments in marketable securities; (x) merger and acquisition activity in the healthcare industry resulting in a change of control of one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Assets
Real estate investments:
Land and improvements	$1,772,417	$1,754,826	$1,744,752	$1,616,947	$1,614,847
Buildings and improvements	16,920,821	16,552,534	16,181,392	15,329,730	15,337,919
Construction in progress	70,665	93,992	133,890	85,418	76,638
Acquired lease intangibles	981,704	965,500	920,116	799,136	800,858
	19,745,607	19,366,852	18,980,150	17,831,231	17,830,262
Accumulated depreciation and amortization	(2,634,075)	(2,447,175)	(2,256,197)	(2,084,212)	(1,916,530)
Net real estate property	17,111,532	16,919,677	16,723,953	15,747,019	15,913,732
Secured loans receivable, net	635,002	215,775	213,193	222,218	212,577
Investments in unconsolidated entities	95,409	90,992	104,636	106,086	105,303
Net real estate investments	17,841,943	17,226,444	17,041,782	16,075,323	16,231,612
Cash and cash equivalents	67,908	58,530	52,803	53,224	45,807
Escrow deposits and restricted cash	105,913	76,908	114,883	114,420	76,590
Deferred financing costs, net	42,551	25,426	25,750	26,601	26,669
Other assets	921,685	1,053,591	987,043	919,391	891,232
Total assets	$18,980,000	$18,440,899	$18,222,261	$17,188,959	$17,271,910

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$8,413,646	$7,494,774	$7,204,727	$6,430,364	$6,429,116
Accrued interest	47,565	56,326	47,842	58,041	37,694
Accounts payable and other liabilities	995,156	1,049,043	1,059,385	1,060,647	1,085,597
Deferred income taxes	259,715	265,116	271,066	271,408	260,722
Total liabilities	9,716,082	8,865,259	8,583,020	7,820,460	7,813,129

Redeemable OP unitholder and noncontrolling interests	174,555	113,908	116,635	106,264	102,837

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 295,565, 295,534, 295,370, 289,027, and 288,823 shares issued at December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, respectively	73,904	73,896	73,855	72,273	72,240
Capital in excess of par value	9,920,962	9,941,030	9,932,839	9,591,880	9,593,583
Accumulated other comprehensive income	23,354	23,626	21,404	23,926	22,062
Retained earnings (deficit)	(777,927)	(680,888)	(609,487)	(500,808)	(412,181)
Treasury stock, 3,699, 0, 0, 10 and 14 shares at December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011, respectively	(221,165)	—	—	(536)	(747)
Total Ventas stockholders' equity	9,019,128	9,357,664	9,418,611	9,186,735	9,274,957
Noncontrolling interest	70,235	104,068	103,995	75,500	80,987
Total equity	9,089,363	9,461,732	9,522,606	9,262,235	9,355,944
Total liabilities and equity	$18,980,000	$18,440,899	$18,222,261	$17,188,959	$17,271,910

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2012 and 2011
(In thousands, except per share amounts)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,

	2012	2011	2012	2011
Revenues:
Rental income:
Triple-net leased	$209,922	$204,169	$831,221	$637,294
Medical office buildings	108,951	60,008	362,839	166,161
	318,873	264,177	1,194,060	803,455
Resident fees and services	322,533	277,992	1,229,479	868,095
Medical office building and other services revenue	3,950	10,421	20,741	36,471
Income from loans and investments	14,690	9,867	39,913	34,415
Interest and other income	665	688	1,106	1,217
Total revenues	660,711	563,145	2,485,299	1,743,653

Expenses:
Interest	76,700	67,443	293,401	229,346
Depreciation and amortization	187,754	161,439	725,981	447,664
Property-level operating expenses:
Senior living	223,115	188,790	843,190	590,151
Medical office buildings	39,684	20,018	126,152	57,042
	262,799	208,808	969,342	647,193
Medical office building services costs	1,569	7,245	9,883	27,082
General, administrative and professional fees	23,022	23,527	98,801	74,537
(Gain) loss on extinguishment of debt, net	(699)	2,393	37,640	27,604
Litigation proceeds, net	—	(116,932)	—	(202,259)
Merger-related expenses and deal costs	13,617	22,317	63,183	153,923
Other	1,902	1,444	6,956	7,270
Total expenses	566,664	377,684	2,205,187	1,412,360

Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	94,047	185,461	280,112	331,293
Income (loss) from unconsolidated entities	249	19	18,154	(52)
Income tax benefit	3,555	7,622	6,282	30,660
Income from continuing operations	97,851	193,102	304,548	361,901
Discontinued operations	(11,725)	(605)	57,227	1,360
Net income	86,126	192,497	361,775	363,261
Net loss attributable to noncontrolling interest	(141)	(451)	(1,025)	(1,232)
Net income attributable to common stockholders	$86,267	$192,948	$362,800	$364,493

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.33	$0.67	$1.04	$1.59
Discontinued operations	(0.04)	(0.00)	0.20	0.01
Net income attributable to common stockholders	$0.29	$0.67	$1.24	$1.60
Diluted:
Income from continuing operations attributable to common stockholders	$0.33	$0.66	$1.04	$1.57
Discontinued operations	(0.04)	(0.00)	0.19	0.01
Net income attributable to common stockholders	$0.29	$0.66	$1.23	$1.58

Weighted average shares used in computing earnings per common share:
Basic	294,704	287,793	292,064	228,453
Diluted	297,089	290,607	294,488	230,790

Dividends declared per common share	$0.62	$0.575	$2.48	$2.30

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2012 Quarters				2011 Fourth
	Fourth	Third	Second	First	Quarter

Revenues:
Rental income:
Triple-net leased	$209,922	$209,666	$206,517	$205,116	$204,169
Medical office buildings	108,951	100,814	89,109	63,965	60,008
	318,873	310,480	295,626	269,081	264,177

Resident fees and services	322,533	317,131	304,020	285,795	277,992
Medical office building and other services revenue	3,950	4,544	6,639	5,608	10,421
Income from loans and investments	14,690	9,035	8,152	8,036	9,867
Interest and other income	665	330	65	46	688
Total revenues	660,711	641,520	614,502	568,566	563,145

Expenses:
Interest	76,700	74,895	73,321	68,485	67,443
Depreciation and amortization	187,754	189,616	187,783	160,828	161,439
Property-level operating expenses:
Senior living	223,115	216,861	207,548	195,666	188,790
Medical office buildings	39,684	36,144	29,621	20,703	20,018
	262,799	253,005	237,169	216,369	208,808
Medical office building services costs	1,569	1,487	3,839	2,988	7,245
General, administrative and professional fees	23,022	26,872	26,709	22,198	23,527
(Gain) loss on extinguishment of debt, net	(699)	(1,194)	9,989	29,544	2,393
Litigation proceeds, net	—	—	—	—	(116,932)
Merger-related expenses and deal costs	13,617	4,917	36,668	7,981	22,317
Other	1,902	1,968	1,510	1,576	1,444
Total expenses	566,664	551,566	576,988	509,969	377,684

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	94,047	89,954	37,514	58,597	185,461
Income from unconsolidated entities	249	17,074	514	317	19
Income tax benefit (expense)	3,555	8,886	5,179	(11,338)	7,622
Income from continuing operations	97,851	115,914	43,207	47,576	193,102
Discontinued operations	(11,725)	(4,093)	30,529	42,516	(605)
Net income	86,126	111,821	73,736	90,092	192,497
Net loss attributable to noncontrolling interest	(141)	(61)	(289)	(534)	(451)
Net income attributable to common stockholders	$86,267	$111,882	$74,025	$90,626	$192,948

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.33	$0.39	$0.15	$0.16	$0.67
Discontinued operations	(0.04)	(0.01)	0.11	0.15	(0.00)
Net income attributable to common stockholders	$0.29	$0.38	$0.26	$0.31	$0.67
Diluted:
Income from continuing operations attributable to common stockholders	$0.33	$0.39	$0.15	$0.16	$0.66
Discontinued operations	(0.04)	(0.01)	0.10	0.15	(0.00)
Net income attributable to common stockholders	$0.29	$0.38	$0.25	$0.31	$0.66

Weighted average shares used in computing earnings per common share:
Basic	294,704	294,928	290,170	288,375	287,793
Diluted	297,089	297,407	292,592	290,813	290,607

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2012 and 2011
(In thousands)
	2012	2011

Cash flows from operating activities:
Net income	$361,775	$363,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	764,775	459,704
Amortization of deferred revenue and lease intangibles, net	(17,118)	(12,159)
Other non-cash amortization	(39,943)	(13,163)
Change in fair value of financial instruments	99	2,959
Stock-based compensation	20,784	19,346
Straight-lining of rental income, net	(24,042)	(14,885)
Loss on extinguishment of debt, net	37,640	27,604
Gain on real estate dispositions, net (including amounts in discontinued operations)	(80,952)	—
Gain on real estate loan investments	(5,230)	(3,255)
Gain on sale of marketable securities	—	(733)
Income tax benefit (including amounts in discontinued operations)	(6,286)	(31,137)
(Income) loss from unconsolidated entities	(1,509)	52
Gain on re-measurement of equity interest upon acquisition, net	(16,645)	—
Other	10,315	4,446
Changes in operating assets and liabilities:
Decrease in other assets	3,756	424
Increase (decrease) in accrued interest	9,969	(9,150)
Decrease in accounts payable and other liabilities	(24,572)	(20,117)
Net cash provided by operating activities	992,816	773,197
Cash flows from investing activities:
Net investment in real estate	(1,453,065)	(531,605)
Purchase of private investment funds	(276,419)	—
Purchase of noncontrolling interest	(3,934)	(3,319)
Investment in loans receivable	(452,558)	(628,133)
Proceeds from real estate disposals	149,045	20,618
Proceeds from loans receivable	43,219	220,179
Proceeds from sale or maturity of marketable securities	37,500	23,050
Funds held in escrow for future development expenditures	(28,050)	—
Development project expenditures	(114,002)	(47,591)
Capital expenditures	(69,430)	(50,473)
Other	(1,995)	(165)
Net cash used in investing activities	(2,169,689)	(997,439)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	84,938	537,452
Proceeds from debt	2,710,405	1,343,640
Repayment of debt	(1,193,023)	(1,388,962)
Payment of deferred financing costs	(23,770)	(20,040)
Issuance of common stock, net	342,469	299,847
Cash distribution to common stockholders	(728,546)	(521,046)
Cash distribution to redeemable OP unitholders	(4,446)	(2,359)
Purchases of redeemable OP units	(4,601)	(185)
Distributions to noncontrolling interest	(5,215)	(2,556)
Other	20,703	2,491
Net cash provided by financing activities	1,198,914	248,282
Net increase in cash and cash equivalents	22,041	24,040
Effect of foreign currency translation on cash and cash equivalents	60	(45)
Cash and cash equivalents at beginning of period	45,807	21,812
Cash and cash equivalents at end of period	$67,908	$45,807

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$582,694	$10,973,093
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(134,003)	—
Other assets acquired	77,730	594,176
Debt assumed	412,825	3,651,089
Other liabilities	70,391	952,279
Deferred income tax liability	4,299	43,889
Redeemable OP unitholder interests	—	100,888
Noncontrolling interests	34,580	81,192
Equity issued	4,326	6,737,932
Debt transferred on the sale of assets	14,535	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	2012 Quarters				2011 Fourth
	Fourth	Third	Second	First	Quarter
Cash flows from operating activities:
Net income	$86,126	$111,821	$73,736	$90,092	$192,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	201,748	196,622	201,769	164,636	166,163
Amortization of deferred revenue and lease intangibles, net	(4,153)	(4,136)	(3,669)	(5,160)	(4,701)
Other non-cash amortization	(8,617)	(10,141)	(11,077)	(10,108)	(7,734)
Change in fair value of financial instruments	(52)	58	60	33	61
Stock-based compensation	4,255	5,443	6,252	4,834	5,750
Straight-lining of rental income, net	(7,330)	(6,242)	(5,580)	(4,890)	(5,631)
(Gain) loss on extinguishment of debt, net	(699)	(1,194)	9,989	29,544	2,393
Gain on real estate dispositions, net (including amounts in discontinued operations)	(1,804)	(357)	(38,558)	(40,233)	—
(Gain) loss on real estate loan investments	(5,789)	—	—	559	—
Income tax (benefit) expense (including amounts in discontinued operations)	(3,555)	(8,870)	(5,166)	11,305	(7,827)
Income from unconsolidated entities	(249)	(429)	(514)	(317)	(19)
Gain on re-measurement of equity interest upon acquisition, net	—	(16,645)	—	—	—
Other	3,994	424	2,848	3,049	2,442
Changes in operating assets and liabilities:
Decrease (increase) in other assets	15,686	(12,791)	(414)	1,275	27,433
(Decrease) increase in accrued interest	(8,761)	8,471	(10,193)	20,452	(28,291)
Increase (decrease) in accounts payable and other liabilities	12,697	(13,524)	(3,635)	(20,110)	(13,240)
Net cash provided by operating activities	283,497	248,510	215,848	244,961	329,296
Cash flows from investing activities:
Net investment in real estate property	(298,153)	(255,508)	(898,904)	(500)	(186,918)
Purchase of private investment funds	(276,419)	—	—	—	—
Purchase of noncontrolling interest	—	—	(3,934)	—	—
Investment in loans receivable	(422,035)	(3,263)	(4,787)	(22,473)	(8,274)
Proceeds from sale or maturity of marketable securities	37,500	—	—	—	—
Proceeds from real estate disposals	73,900	66,298	—	8,847	5,657
Proceeds from loans receivable	8,402	1,594	15,979	17,244	81,245
Funds held in escrow for future development expenditures	(28,050)	—	—	—	—
Development project expenditures	(23,883)	(29,558)	(29,287)	(31,274)	(24,358)
Capital expenditures	(27,160)	(18,458)	(13,793)	(10,019)	(21,815)
Other	115	40	(13)	(2,137)	(52)
Net cash used in investing activities	(955,783)	(238,855)	(934,739)	(40,312)	(154,515)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(163,983)	337,575	293,744	(382,398)	103,452
Proceeds from debt	1,142,023	299,067	601,985	667,330	385,887
Repayment of debt	(90,023)	(457,278)	(346,921)	(298,801)	(493,919)
Payment of deferred financing costs	(19,513)	(1,277)	(1,187)	(1,793)	(18,142)
Issuance of common stock, net	—	—	342,469	—	(79)
Cash distribution to common stockholders	(183,306)	(183,283)	(182,704)	(179,253)	(166,114)
Cash distribution to redeemable OP unitholders	(1,088)	(1,117)	(1,129)	(1,112)	1,679
Purchases of redeemable OP units	(2,841)	(1,149)	(378)	(233)	(185)
Distributions to noncontrolling interest	(1,180)	(1,128)	(1,315)	(1,592)	(559)
Other	1,573	4,621	13,944	565	1,472
Net cash provided by (used in) financing activities	681,662	(3,969)	718,508	(197,287)	(186,508)
Net increase (decrease) in cash and cash equivalents	9,376	5,686	(383)	7,362	(11,727)
Effect of foreign currency translation on cash and cash equivalents	2	40	(37)	55	52
Cash and cash equivalents at beginning of period	58,530	52,804	53,224	45,807	57,482
Cash and cash equivalents at end of period	$67,908	$58,530	$52,804	$53,224	$45,807

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$84,939	$132,872	$310,002	$54,881	$(61,527)
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	(96,204)	(37,799)	—
Other assets acquired	(22,159)	18,380	86,635	(5,126)	162,497
Debt assumed	44,923	117,539	232,629	17,734	142,863
Other liabilities	9,707	34,045	33,628	(6,989)	(39,843)
Deferred income tax liability	—	(1,596)	5,895	—	—
Redeemable OP unitholder interests	—	—	—	—	458
Noncontrolling interests	8,150	1,264	28,281	(3,115)	(2,510)
Equity issued	—	—	—	4,326	2
Debt transferred on the sale of assets	—	—	—	14,535	—

Funds From Operations (FFO) Reconciliation Including Non-Cash Items[1]

								Year-Over-Year	Tentative Estimates Preliminary and Subject to Change		Year-Over-Year
	2011		2012					Growth	FY2013 - Guidance		Growth[2]
	Q4	FY	Q1	Q2	Q3	Q4	FY	'11-'12	Low	High	'12-'13E

Net income attributable to common stockholders	$192,948	$364,493	$90,626	$74,025	$111,882	$86,267	$362,800		$389,013	$466,182
Net income attributable to common stockholders per share	$0.66	$1.58	$0.31	$0.25	$0.38	$0.29	$1.23		$1.32	$1.59

Adjustments:
Depreciation and amortization on real estate assets	160,805	445,237	159,926	186,782	188,364	186,486	721,558		733,848	723,848
Depreciation on real estate assets related to noncontrolling interest	(1,744)	(3,471)	(1,511)	(2,336)	(2,221)	(2,435)	(8,503)		(8,768)	(10,768)
Depreciation on real estate assets related to unconsolidated entities	2,339	6,552	2,175	2,131	1,700	1,510	7,516		5,771	4,771
Gain on re-measurement of equity interest upon acquisition, net	-	-	-	-	(16,645)	-	(16,645)		-	-
Discontinued operations:
Gain on real estate dispositions, net	-	-	(40,233)	(38,558)	(357)	(1,804)	(80,952)		6,783	783
Depreciation and amortization on real estate assets	4,724	12,040	3,808	13,986	7,006	13,993	38,793		9,431	9,431
Subtotal: Funds From Operations add-backs	166,124	460,358	124,165	162,005	177,847	197,750	661,767		747,065	728,065
Subtotal: Funds From Operations add-backs per share	$0.57	$1.99	$0.43	$0.55	$0.60	$0.67	$2.25		$2.54	$2.48
Funds From Operations	$359,072	$824,851	$214,791	$236,030	$289,729	$284,017	$1,024,567	24%	$1,136,078	$1,194,247	14%
Funds From Operations per share	$1.23	$3.57	$0.74	$0.81	$0.97	$0.96	$3.48	(3)%	$3.87	$4.07	14%

Adjustments:
Merger-related expenses and deal costs	22,317	153,923	7,981	36,668	4,917	13,617	63,183		20,675	-
Income tax (benefit) expense	(7,827)	(31,137)	11,305	(5,166)	(8,870)	(3,555)	(6,286)		8,500	5,500
Loss (gain) on extinguishment of debt, net	2,393	27,604	29,544	9,989	(1,194)	(699)	37,640		5,000	(5,000)
Litigation proceeds, net	(116,932)	(202,259)	-	-	-	-	-		-	-
Change in fair value of financial instruments	61	2,959	33	60	58	(52)	99		-	-
Amortization of other intangibles	255	1,022	256	255	256	255	1,022		1,522	522
Subtotal: Normalized Funds From Operations add-backs	(99,733)	(47,888)	49,119	41,806	(4,833)	9,566	95,658		35,697	1,022
Subtotal: Normalized Funds From Operations add-backs per share	$(0.34)	$(0.21)	$0.17	$0.14	$(0.02)	$0.03	$0.32		$0.12	$0.00
Normalized Funds From Operations	$259,339	$776,963	$263,910	$277,836	$284,896	$293,583	$1,120,225	44%	$1,171,775	$1,195,270	6%
Normalized Funds From Operations per share	$0.89	$3.37	$0.91	$0.95	$0.96	$0.99	$3.80	13%	$3.99	$4.07	6%

Non-cash items included in Normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,701)	(12,159)	(5,160)	(3,669)	(4,136)	(4,153)	(17,118)		(16,290)	(16,290)
Other non-cash amortization, including fair market value of debt	(7,734)	(13,163)	(10,108)	(11,077)	(10,141)	(8,617)	(39,943)		(19,055)	(19,055)
Stock-based compensation	5,750	19,346	4,834	6,252	5,443	4,255	20,784		19,460	19,460
Straight-lining of rental income, net	(5,631)	(14,885)	(4,890)	(5,580)	(6,242)	(7,330)	(24,042)		(19,758)	(19,758)
Subtotal: non-cash items included in Normalized FFO	(12,316)	(20,861)	(15,324)	(14,073)	(15,076)	(15,846)	(60,318)		(35,642)	(35,642)
Subtotal: non-cash items included in Normalized FFO per share	$(0.04)	$(0.09)	$(0.05)	$(0.05)	$(0.05)	$(0.05)	$(0.20)		$(0.12)	$(0.12)
Normalized FFO, excluding non-cash items	$247,023	$756,102	$248,586	$263,763	$269,820	$277,737	$1,059,907	40%	$1,136,133	$1,159,627	8%
Normalized FFO, excluding non-cash items per share	$0.85	$3.28	$0.85	$0.90	$0.91	$0.93	$3.60	10%	$3.87	$3.95	9%

Weighted average diluted shares	290,813	230,790	290,813	292,592	297,407	297,089	294,488		293,678	293,678

1 In thousands, except per share amounts. Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company's weighted average diluted share count, if any.

[2] 2012-2013 growth assumes the midpoint of 2013 Guidance.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) net gains on real estate activity; (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company's lawsuit against HCP, Inc.; (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company's debt; (d) the non-cash effect of income tax benefits or expenses; (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) the financial impact of contingent consideration; (g) charitable donations made to the Ventas Charitable Foundation; and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company's needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

Non-GAAP Financial Measures Reconciliation
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company's investments and other capital transactions that were completed during the three months ended December 31, 2012, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gain on extinguishment of debt, merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$86,267
Pro forma adjustments for current period investments, capital transactions and dispositions	(1,567)
Pro forma net income for the three months ended December 31, 2012	84,700
Add back:
Pro forma interest (including discontinued operations)	82,423
Pro forma depreciation and amortization (including discontinued operations)	203,502
Stock-based compensation	4,255
Gain on extinguishment of debt, net	(699)
Gain on real estate dispositions, net	(1,804)
Income tax benefit (including discontinued operations)	(3,555)
Change in fair value of financial instruments	(52)
Other taxes	790
Merger-related expenses and deal costs	13,617
Adjusted Pro Forma EBITDA	$383,177
Adjusted Pro Forma EBITDA annualized	$1,532,708

As of December 31, 2012:
Debt	$8,413,646
Cash, including cash escrows pertaining to debt	(111,635)
Net debt	$8,302,011

Net debt to Adjusted Pro Forma EBITDA	5.4x

Non-GAAP Financial Measures Reconciliation
NOI Reconciliation by Segment
(In thousands)
	2012 Quarters				2011 Fourth
	Fourth	Third	Second	First	Quarter
Revenues

Triple-Net
Triple-Net Rental Income	$209,922	$209,666	$206,517	$205,116	$204,169

Medical Office Buildings
Medical Office - Stabilized	100,027	92,458	80,335	56,251	53,826
Medical Office - Lease up	8,924	8,356	8,774	7,714	6,182
Total Medical Office Buildings - Rental Income	108,951	100,814	89,109	63,965	60,008
Total Rental Income	318,873	310,480	295,626	269,081	264,177

Medical Office Building Services Revenue	2,840	3,434	5,529	4,499	9,313
Total Medical Office Buildings - Revenue	111,791	104,248	94,638	68,464	69,321

Triple-Net Services Revenue	1,110	1,110	1,110	1,109	1,108
Total Medical Office Building and Other Services Revenue	3,950	4,544	6,639	5,608	10,421

Seniors Housing Operating
Seniors Housing - Stabilized	309,252	296,508	283,214	271,396	264,860
Seniors Housing - Lease up	11,940	19,311	19,491	13,078	11,866
Seniors Housing - Other	1,341	1,312	1,315	1,321	1,266
Total Resident Fees and Services	322,533	317,131	304,020	285,795	277,992

Non-Segment Income from Loans and Investments	14,690	9,035	8,152	8,036	9,867
Total Revenues, excluding Interest and Other Income	660,046	641,190	614,437	568,520	562,457

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	36,360	32,981	26,401	17,845	17,649
Medical Office - Lease up	3,324	3,163	3,220	2,858	2,369
Total Medical Office Buildings	39,684	36,144	29,621	20,703	20,018

Seniors Housing Operating
Seniors Housing - Stabilized	212,781	202,045	192,640	184,748	177,890
Seniors Housing - Lease up	9,191	13,631	13,786	9,795	9,803
Seniors Housing - Other	1,143	1,185	1,122	1,123	1,097
Total Seniors Housing	223,115	216,861	207,548	195,666	188,790
Total Property-Level Operating Expenses	262,799	253,005	237,169	216,369	208,808

Medical Office Building Services Costs	1,569	1,487	3,839	2,988	7,245

Net Operating Income

Triple-Net
Triple-Net Properties	209,922	209,666	206,517	205,116	204,169
Triple-Net Services Revenue	1,110	1,110	1,110	1,109	1,108
Total Triple-Net	211,032	210,776	207,627	206,225	205,277

Medical Office Buildings
Medical Office - Stabilized	63,667	59,477	53,934	38,406	36,177
Medical Office - Lease up	5,600	5,193	5,554	4,856	3,813
Medical Office Buildings Services	1,271	1,947	1,690	1,511	2,068
Total Medical Office Buildings	70,538	66,617	61,178	44,773	42,058

Seniors Housing Operating
Seniors Housing - Stabilized	96,471	94,463	90,574	86,648	86,970
Seniors Housing - Lease up	2,749	5,680	5,705	3,283	2,063
Seniors Housing - Other	198	127	193	198	169
Total Seniors Housing	99,418	100,270	96,472	90,129	89,202
Non-Segment	14,690	9,035	8,152	8,036	9,867
Net Operating Income	$395,678	$386,698	$373,429	$349,163	$346,404

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

Non-GAAP Financial Measures Reconciliation
Annual NOI

The Company believes that NOI and same-store NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company's operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations). The following is a reconciliation of NOI to net income (including amounts in discontinued operations) for the years ended December 31, 2012 and 2011 (in thousands):

	2012	2011
Net income	$361,775	$363,261
Adjustments:
Interest and other income (including amounts in discontinued operations)	(6,158)	(1,217)
Interest (including amounts in discontinued operations)	302,031	242,057
Depreciation and amortization (including amounts in discontinued operations)	764,774	459,704
General, administrative and professional fees (including amounts in discontinued operations)	98,813	74,537
Loss on extinguishment of debt, net	37,640	27,604
Litigation proceeds, net	—	(202,259)
Merger-related expenses and deal costs	63,183	153,923
Other (including amounts in discontinued operations)	8,842	8,653
(Income) loss from unconsolidated entities	(18,154)	52
Income tax benefit (including amounts in discontinued operations)	(6,286)	(31,137)
Gain on real estate dispositions, net	(80,952)	—
NOI (including amounts in discontinued operations)	1,525,508	1,095,178
Discontinued operations	(20,540)	(27,017)
NOI (excluding amounts in discontinued operations)	$1,504,968	$1,068,161

Non-GAAP Financial Measure Reconciliation
Same-Store Total Portfolio NOI
(Dollars in thousands)

	For the Years Ended
	December 31,
	2012	2011

Net Operating Income	$1,504,968	$1,068,161

Less:
NOI Not Included in Same-Store	771,165	364,831
Straight-Lining of Rental Income	24,042	14,885
Non-Cash Rental Income	18,718	13,915
	813,925	393,631

Same-Store Cash NOI	$691,043	$674,530
Pro Forma NOI with Management Fee Adjustment	(31,187)	(17,392)

Same-Store NOI with Management Fee Adjustment	$722,230	$691,922

Percentage Increase		4.4%

Non-GAAP Financial Measure Reconciliation
Same-Store Seniors Housing Operating Portfolio NOI
(Dollars in thousands)

	For the Years Ended
	December 31,
	2012	2011

Net Operating Income	$99,418	$89,202

Less:
NOI Not Included in Same-Store	8,793	428
Same-Store NOI	$90,625	$88,774
Management Fee Adjustment	(16,642)	(12,246)

Same-Store NOI with Management Fee Adjustment	$107,267	$101,020

Percentage Increase		6.2%

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CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS